Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104
	CONTACT:	A.J. Tangeman General Counsel (206) 674-3441	FOR IMMEDIATE RELEASE

Expeditors Receives Request for Information from European Commission in

Freight Forwarding Probe

SEATTLE, WASHINGTON – January 25, 2011, Expeditors International of Washington, Inc. (NASDAQ:EXPD), the international freight forwarding and logistics company, said that on January 20, 2011, the company and its Hong Kong subsidiary, Expeditors Hong Kong Ltd. (together, “Expeditors”) received an additional request for information issued by the European Commission (“EC”) in connection with an ongoing investigation of freight forwarders. As previously indicated, Expeditors intends to respond to the EC’s request.